SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): January 22, 2004


                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



     Tennessee                         1-10160                    62-0859007
     ---------                         -------                    ----------
(State or other jurisdiction   (Commission File Number)           (IRS Employer
 of incorporation)                                        Identification Number)



                  6200 Poplar Avenue, Memphis, Tennessee 38119
                  --------------------------------------------
                    (Address of principal executive offices)

                                 (901) 580-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS
          ------------

          MERGER AGREEMENT

          On January 23, 2004, Union Planters Corporation, a Tennessee corporation (the "Company"), and Regions Financial Corporation, a Delaware corporation ("Regions Financial"), announced that they had entered into a definitive Agreement and Plan of Merger, dated as of January 22, 2004 (the "Merger Agreement"), pursuant to which the Company and Regions Financial will each be merged (together, the "Merger") with and into a newly-formed holding company to be organized under Delaware law ("Newco"), with Newco as the surviving entity. Upon the completion of the transactions contemplated by the Merger Agreement, each share of the Company's common stock issued and outstanding will be converted into the right to receive one share of Newco common stock, and each share of Regions Financial common stock issued and outstanding will be converted into the right to receive 1.2346 shares of Newco common stock. Pursuant to the terms of the Merger Agreement, the Company will redeem the outstanding shares of its Series E Preferred Stock. The combined enterprise will be known as Regions Financial Corporation from and after the closing. In connection with the Merger Agreement, the Company entered into an amendment to its Rights Agreement. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 hereto and which is incorporated by reference herein.

          POSSIBLE SHARE REPURCHASES

          The Merger Agreement permits both the Company and Regions Financial to continue to repurchase their own shares in accordance with previously announced repurchase plans. The Company has been authorized by its board of directors to repurchase shares of its common stock from time to time, and currently has remaining authorization from its board of directors to repurchase approximately
24.7 million shares of the Company's common stock. In addition, in connection with settling an accelerated share repurchase program completed in December 2003, the counterparty to that program is expected to purchase approximately 1.5 million shares of Company common stock under the Company's direction. Subject to market conditions, the Company may in the future from time to time bid for or repurchase shares of its common stock, including in connection with other accelerated share repurchase programs.

          Regions Financial has advised the Company that Regions Financial's board of directors has authorized the repurchase of up to 12.6 million shares of Regions Financial common stock. As of the date hereof, Regions Financial had repurchased approximately 1.4 million shares of Regions Financial common stock under that authorization. Regions Financial has advised the Company that subject to market conditions, Regions Financial may in the future from time to time bid for or repurchase shares of its common stock. The purchases may be made from time to time in the open market or in privately negotiated transactions, including accelerated share repurchase arrangements, depending on market conditions and other factors.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
           ---------------------------------

(c)        Exhibits.

           2.1 Agreement and Plan of Merger, dated as of January 22, 2004, by and between Union Planters Corporation and Regions Financial Corporation.*

_____________________________________

* Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Regions Financial Corporation on January 30, 2004.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                               UNION PLANTERS CORPORATION


                                               By:  /s/ Bobby L. Doxey
                                                    ----------------------------
                                               Name:  Bobby L. Doxey
                                               Title: Senior Executive Vice
                                                      President
                                                      Chief Financial Officer

Date:  January 29, 2004

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of January 22, 2004, by and between Union Planters Corporation and Regions Financial Corporation.

 ______________________________

* Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Regions Financial Corporation on January 30, 2004.